Exhibit 99.03
Southern Company
Significant Factors Impacting EPS

	3 Months Ended March
	2008	2007	Change

Consolidated Earnings–As Reported	$ 0.47	$ 0.45	$ 0.02
(See Notes)
Significant Factors:
Traditional Operating Companies			0.07
Southern Power			-
Synthetic Fuels			(0.04)
Parent Company and Other			-
Additional Shares			(0.01)
Total–As Reported			$ 0.02
			.

	3 Months Ended March
	2008	2007	Change

Consolidated Earnings–Excluding Synfuels	$ 0.47	$ 0.41	$ 0.06
(See Notes)
Total–As Reported			0.02
Less: Synthetic Fuels			0.04
Total–Excluding Synthetic Fuels			$ 0.06

Notes
- For the first quarter 2008 and 2007, diluted earnings per share was less than 1 cent per share.
- Tax credits associated with Southern Company's synthetic fuel investments expired December 31, 2007.
Synthetic fuel related income no longer materially contributes to Southern Company's earnings or earnings per share.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.